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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) December 23, 2005
                                                        ------------------------

                                BRIGHTPOINT, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Indiana
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                 (State or Other Jurisdiction of Incorporation)

                     0-23494                           35-1778566
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             (Commission File Number)       (IRS Employer Identification No.)


     501 Airtech Parkway, Plainfield, Indiana                     46168
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     (Address of Principal Executive Offices)                   (Zip Code)

                                 (317) 707-2355
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On December 23, 2005, our primary Australian operating subsidiary, Brightpoint Australia Pty Ltd., referred to as Brightpoint Australia, entered into a Second Deed of Variation, referred to as the Second Amendment, to its December 24, 2002 Facility Agreement with GE Capital Finance Pty Ltd. The Facility Agreement provides for a secured asset-based credit facility where a borrowing base is calculated periodically using eligible accounts receivable and inventory, subject to certain adjustments.

      Among other things, the Second Amendment: (1) extended the maturity date of the Facility Agreement as set forth in Item 2.03 below, (2) increased the letter of credit sub-limit amount that Brightpoint Australia may borrow under the Facility Agreement as set forth in Item 2.03 below and (3) modified the interest rate charged under the Facility Agreement as set forth in Item 2.03 below. The information in Item 2.03 below as referred to herein is hereby incorporated by reference into this Item 1.01.

       On December 23, 2005, our primary North American subsidiary, Brightpoint North America L.P., referred to as Brightpoint North America, entered into an agreement, effective December 31, 2005 with Nokia, Inc., referred to as Nokia, extending until March 31, 2006 the term of the Distributor Agreement effective as of December 19, 2002, as amended, between Nokia and Brightpoint North America. Brightpoint North America and Nokia are negotiating a long-term extension of the Distributor Agreement upon mutually acceptable terms. We are confident that such an agreement will be entered into prior to March 31, 2006.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

       On December 23, 2005, Brightpoint Australia entered into the Second Amendment which, among other things, (1) extended the maturity date of the Facility Agreement to December 23, 2008, (2) increased the sub-limit amount that Brightpoint Australia may borrow under the Facility Agreement to be used for letters of credit from 15 million Australian Dollars (approximately US $10.9 million) to 17.5 million Australian Dollars (currently approximately US $12.8 million), and (3) modified the rate of interest charged under the Facility Agreement from the 90 day Bank Bill Swap Reference rate (index rate) plus 2.9% to as follows:

              (a) When the fixed charge coverage ratio required under the Facility Agreement is less than 1.1:1 on any interest payment date, the interest rate is the index rate plus a margin of 1.85% per annum for each day of the period from that interest payment date until the following interest payment date:

              (b) When the fixed charge coverage ratio required under the Facility Agreement is 1.1:1 or more on any interest payment date, then:

              (i) the interest rate is the index rate plus a margin of 1.85% per annum for each day of the period from that interest payment date until the following interest payment date if the sum of the average daily (calculated by reference to the opening balance for each day) current drawings and LC obligations in respect of standby letters of credit for the calendar month ending on that interest payment date is Australian Dollar 10,000,000 or less;

              (ii) the interest rate is the index rate plus a margin of 1.60% per annum for each day of the period from that interest payment date until the following interest payment date if the sum of the average daily (calculated by reference to the opening balance for each day) current drawings and LC obligations in respect of standby letters of credit for the calendar month ending on that interest payment date is more than Australian Dollar 10,000,000 but less than Australian Dollar 17,500,000;

              (iii) the interest rate is the index rate plus a margin of 1.35% per annum for each day of the period from that interest payment date until the following interest payment date if the sum of the average daily (calculated by reference to the opening balance for each day) current drawings and LC obligations in respect of standby letters of credit for the calendar month ending on that interest payment date is Australian Dollar 17,500,000 or more.

              At all times other than those set out in (a) and (b), the interest rate is the index rate plus a margin of 1.85% per annum.

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      The remaining provisions of the Facility Agreement remained substantially the same as those in existence prior to the Second Amendment, including the maximum overall borrowing availability under the Facility Agreement, which is subject to borrowing base calculations and other limitations, which remained unchanged at 50 million Australian dollars (approximately $36 million U.S. dollars).

      At September 30, 2005 there was no amounts outstanding under the Facility Agreement with available funding of approximately U.S. $33 million.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   BRIGHTPOINT, INC.
                                   (Registrant)

                                   By: /s/ David P. O'Connell
                                       -----------------------------------------
                                       David P. O'Connell
                                       Vice President Treasury,
                                       Taxation and Risk Management


Date: December 30, 2005